Exhibit 10.83

ASSIGNMENT AND ASSUMPTION AGREEMENT

OF AMENDED AND RESTATED SPLIT-DOLLAR LIFE INSURANCE

This Assignment and Assumption Agreement of Amended and Restated Split-Dollar Life Insurance, dated as of June 30, 2002, is by and between Vari-Lite International, Inc. (the “Company”), James Howard Cullum Clark (the “Owner”), and James H. Clark, Jr. (the “Director”).

W I T N E S S E T H:

WHEREAS, the Company (formerly known as Vari-Lite Holdings, Inc.), the Owner, and the Director entered into that certain Amended and Restated Split-Dollar Life Insurance Agreement, dated as of October 12, 1995 (the “Split-Dollar Agreement”); and

WHEREAS, the Owner is the owner of that certain Whole Life Policy with Supplemental Insurance Option, Policy Number 8592938 (the “Policy”) issued by Massachusetts Mutual Life Insurance Company (the “Insurer”) to Director, acquired pursuant to the terms of the Split-Dollar Agreement; and

WHEREAS, the Policy is assigned to the Company pursuant to that certain Assignment of Life Insurance Policy as Collateral, dated October 12, 1995 by and between the Company and the Owner (the “Collateral Assignment”) as security for the repayment of the amounts which the Company made on the premiums due on the Policy on behalf of the Owner; and

WHEREAS, the Company has suffered a decline in its financial performance and management and the Board of Directors of the Company have reviewed and made recommendations for reducing expenses of the Company in order to improve the Company’s financial performance; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has determined that it is in the best financial interest of the Company to assign all of the Company’s rights, obligations, duties and liabilities under the Split-Dollar Agreement accruing after the date hereof to the Director; and

WHEREAS, the Director is a significant stockholder of the Company and agrees that it is in the best financial interest of the Company to assume all of the Company’s rights, obligations, duties and liabilities accruing after the date hereof under the Split-Dollar Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.                                       Assignment.  The Company hereby assigns, transfers and conveys to Director the Split-Dollar Agreement and all of the Company’s rights, title and interest in, under and to the Split-Dollar Agreement.

2.                                       Assumption.  The Director hereby accepts the assignment of the Split-Dollar Agreement and assumes and agrees to perform, discharge and satisfy all of the Company’s obligations, duties and liabilities accruing under the Split-Dollar Agreement, including, but not limited to, the obligation to pay to the Insurer the annual premium for the Policy (it being understood that Director shall not have any obligation to perform, discharge or satisfy any obligations, duties or liabilities of the Company arising or accruing on or before the date of this Assignment).

3.                                       Termination of Collateral Assignment.  The Collateral Assignment is hereby released and shall be of no further force or effect.

4.                                       Further Assurance.  The Company and Director hereby agree to execute any and all further documents and to take any and all further actions as either of them may reasonably request in order to effectuate fully the provisions of this Agreement.

5.                                       Entire Agreement.  This Agreement represents the entire agreement between the Company and Director concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect thereto.

6.                                       Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.  The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties hereunder will be performable in Dallas, Dallas County, Texas.

7.                                       Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

.	VARI-LITE INTERNATIONAL, INC

By:
T. Clay Powers, President

James Howard Cullum Clark

James H. Clark, Jr.

Amended and Restated Split-Dollar Life Insurance Agreement

Insurer:	Massachusetts Mutual Life Insurance Company

Policy:	Whole Life Policy with Supplemental Insurance Option, Policy Number 8592938

Insured:	James H. Clark, Jr.

Owner:	James Howard Cullum Clark

Employer:	Vari-Lite International, Inc. (formerly Vari-Lite Holdings, Inc.)

Effective Date:	December 12, 1990

This Assignment and Assumption Agreement of Split-Dollar Life Insurance was recorded by Insurer on                             , 2002.

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By:
Name:
Title:

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